Exhibit 99.1

1700 Broadway, Suite 2300, Denver, CO 80290-2300 Phone: 303.837.1661 | FAX: 303.861.4023

News Release

Company Contact: Eric K. Hagen Title: Vice President, Investor Relations Phone: 303.837.1661 Email: Eric.Hagen@whiting.com	November 8, 2017 For immediate release

Whiting Petroleum Corporation Announces 1-for 4

Reverse Stock Split

DENVER – November 8, 2017 – Whiting Petroleum Corporation (NYSE: WLL) announced today that, following approval of the reverse stock split and authorized share reduction by Whiting stockholders at a special meeting of stockholders earlier today, Whiting’s Board of Directors determined to effect the reverse stock split of Whiting’s common stock at a ratio of 1-for-4. The applicable Certificate of Amendment to the Company’s Restated Certificate of Incorporation was filed with the Delaware Secretary of State and will become effective at 5:00 p.m. Eastern Time on November 8, 2017. In addition, and at the same time, the total number of shares of common stock Whiting is authorized to issue will change from 600,000,000 shares to 225,000,000 shares.

Whiting common stock will begin trading on a split-adjusted basis when markets open on November 9, 2017. Whiting common stock will continue to trade on the New York Stock Exchange under the symbol “WLL,” although a new CUSIP number (966387 409) has been assigned to it as a result of the reverse stock split.

No fractional shares have been issued in connection with the reverse stock split. Stockholders otherwise entitled to receive fractional share(s) as a result of the reverse stock split will receive cash payments in lieu of such shares.

Additional information about the reverse stock split can be found in Whiting’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”), available free of charge at the SEC’s website, www.sec.gov, or at Whiting’s website, www.whiting.com.

About Whiting Petroleum Corporation

Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that develops, produces, acquires and explores for crude oil, natural gas and natural gas liquids primarily in the Rocky Mountains region of the United States. The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and Montana and the Niobrara play in northeast Colorado. The Company trades publicly under the symbol WLL on the New York Stock Exchange. For further information, please visit http://www.whiting.com.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: the possibility that the reverse stock split proposal may not have its intended effects; the possibility that factors unrelated to the reverse stock split may impact the per share trading price of Whiting’s common stock; declines in, or extended periods of low oil, NGL or natural gas prices; our level of success in exploration, development and production activities; risks related to our level of indebtedness, ability to comply with debt covenants and periodic redeterminations of the borrowing base under our credit agreement; impacts to financial statements as a result of impairment write-downs; our ability to successfully complete asset dispositions and the risks related thereto; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; adverse weather conditions that may negatively impact development or production activities; the timing of our exploration and development expenditures; inaccuracies of our reserve estimates or our assumptions underlying them; risks relating to any unforeseen liabilities of ours; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; unforeseen underperformance of or liabilities associated with acquired properties; the impacts of hedging on our results of operations; failure of our properties to yield oil or gas in commercially viable quantities; availability of, and risks associated with, transport of oil and gas; our ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; uninsured or underinsured losses resulting from our oil and gas operations; our inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing our oil and gas operations; the potential impact of changes in laws, including tax reform, that could have a negative effect on the oil and gas industry; our ability to replace our oil and natural gas reserves; any loss of our senior management or technical personnel; competition in the oil and gas industry; cyber security attacks or failures of our telecommunication systems; and other risks described under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2016. We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.

2